Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

FF Global Holdings Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.00001 per share ("Class A Ordinary Shares")	(1)	457(o)		$	$8,625,000.00	0.0001381	$1,191.11
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.00001 per share ("Class A Ordinary Shares")	(2)	457(o)		$	$34,500,000.00		$4,764.45

Total Offering Amounts:							$43,125,000.00		5,955.56
Total Fees Previously Paid:									4,764.45
Total Fee Offsets:									0.00
Net Fee Due:									$1,191.11

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Offering Note(s)

(1)	Includes 6,250,000 Class A Ordinary Shares to be offered by the Company in this offering and up to 937,500 additional Class A Ordinary Shares issuable upon exercise of the underwriters’ over-allotment option. The maximum aggregate offering price has been estimated pursuant to Rule 457(o) under the Securities Act based on an assumed initial public offering price of $6.00 per Class A Ordinary Share, the high end of the estimated public offering price range set forth on the cover page of this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	Includes 6,250,000 Class A Ordinary Shares to be offered by the Company in this offering and up to 937,500 additional Class A Ordinary Shares issuable upon exercise of the underwriters’ over-allotment option. The maximum aggregate offering price has been estimated pursuant to Rule 457(o) under the Securities Act based on an assumed initial public offering price of $6.00 per Class A Ordinary Share, the high end of the estimated public offering price range set forth on the cover page of this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional Class A Ordinary Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.